EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Automotive Group, Inc.
Titusville, FL

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report for the year ended December 31, 1996 of B&B Enterprises of Florida, Inc. which are contained in this Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ Rosenfield & Company, P.A.
                                            --------------------------
                                            Rosenfield & Company, P.A.

Orlando, Florida
August 18, 1998